UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	88-0492134
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

114 West Magnolia Street, Suite 400-142
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-106839

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered hereby are shares of the common stock, $0.001 par value, of Essential Innovations Technology Corp. (the “Company”). The description of the common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s registration statement on Form SB-2 (Registration No. 333-106839), originally filed with the Securities and Exchange Commission on July 7, 2007, as amended, is hereby incorporated by reference herein.

ITEM 2. EXHIBITS

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Title of Document	Location

Item 3.	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Incorporated by reference from the registration statement on Form SB-2, SEC File No. 333-106839, filed July 7, 2003.

3.02	Articles of Amendment to the Articles of Incorporation	Incorporated by reference from the registration statement on Form SB-2, SEC File No. 333-106839, filed July 7, 2003.

3.03	Bylaws	Incorporated by reference from amendment no. 1 to the registration statement on Form SB-2, SEC File No. 333-106839, filed September 12, 2003.

Item 4.	Instruments Defining the Rights of Holders, Including Indentures
4.01	Specimen stock certificate	Incorporated by reference from the registration statement on Form SB-2, SEC File No. 333-106839, filed July 7, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

Date: March 3, 2008	By:	/s/ Jason McDiarmid
Jason McDiarmid
Its Principal Executive Officer and
Principal Financial Officer